EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
                         100 William Street, 15th Floor,
                             New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445


August 17, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re: Internet Portfolio, Series 23A,
             Internet Portfolio, Series 23B,
             Morgan Stanley High-Technology 35 Index Portfolio, Series 15A and Morgan Stanley High-Technology 35 Index Portfolio, Series 15B,

File No. 333-41324


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations